Exhibit 10.21

Schedule of material differences between the Trademark License Agreements entered into between each of Tianying Jiuzhou and Yifeng Lianhe, respectively, and Phoenix Satellite Television Trademark Limited

Material difference	Tianying Jiuzhou agreement	Yifeng Lianhe agreement
Article 2.3

“Licensor hereby acknowledges that Licensee’s authorization regarding the use of certain trademarks of Phoenix Satellite TV by China Mobile Communication Corporation (“China Mobile”) and a relevant third party (namely, Aspire Information Technologies (Beijing) Ltd.), pursuant to the Cooperation Agreement between Licensee and China Mobile dated December 12, 2008, is valid; provided, however, that Licensee shall ensure that under no circumstances will such authorization exceed the scope provided for in this Section 2.2.”

[Does not contain such provision]
Article 7.2.3	“… to conduct the Internet service business within China …”	“… to conduct the information service under the 2nd category value added telecommunications business within China …”